UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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The Toro Company
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The Toro Company
8111 Lyndale Avenue South, Bloomington, Minnesota
Telephone 952/888-8801

Michael J. Hoffman

President and CEO

January 31, 2006

Dear Fellow Stockholders:

I am pleased to invite you to join us for the Toro Annual Meeting of Stockholders to be held on Tuesday, March 14, 2006 at 3:00 p.m. C.S.T. at our corporate offices. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are presented in the Notice of Annual Meeting and Proxy Statement that follow.

In addition to Annual Meeting formalities, we will report to stockholders generally on Toro’s business, and will be pleased to answer stockholders’ questions about Toro.

We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card or using Internet or telephone voting as described in the Proxy Statement, even if you plan to attend the meeting.

On behalf of your Toro Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Michael J. Hoffman

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TORO THE EXPENSE OF ADDITIONAL SOLICITATION.

Count on it.

NOTICE OF ANNUAL MEETING

The Toro Company 2006 Annual Meeting of Stockholders will be held on Tuesday, March 14, 2006 at 3:00 p.m. C.S.T. at Toro’s corporate offices at 8111 Lyndale Avenue South, Bloomington, Minnesota, for the following purposes:

1.                Elect two directors, each to serve for a term of three years;

2.                Approve amendment of The Toro Company 2000 Stock Option Plan to increase from 6,000,000 to 6,400,000 the number of authorized shares;

3.                Ratify the selection of the independent registered public accounting firm for Toro for Fiscal 2006 (the fiscal year ending October 31, 2006); and

4.                Transact any other business properly brought before the Annual Meeting or any adjournment of the meeting.

Stockholders of record at the close of business on January 17, 2006 (the “Record Date”) will be entitled to vote at the meeting or at any adjournment of the meeting.

A stockholder list will be available at Toro’s corporate offices beginning February 28, 2006 during normal business hours for examination by any stockholder registered on Toro’s Stock Ledger as of the Record Date for any purpose germane to the Annual Meeting.

Since a majority of the outstanding shares of Toro Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE.

January 31, 2006

BY ORDER OF THE BOARD OF DIRECTORS

J. LAWRENCE MCINTYRE
Vice President, Secretary and
General Counsel

TABLE OF CONTENTS

PROXY STATEMENT
STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL ONE—ELECTION OF DIRECTORS
Audit Committee Report
EXECUTIVE COMPENSATION
Option Grants in Fiscal 2005
Aggregated Option Exercises in Fiscal 2005 And Fiscal Year-End Values
Long Term Incentive Compensation
Equity Compensation Plan Information
Performance Graph
Compensation and Human Resources Committee Report On Executive Compensation
Compensation and Human Resources Committee Interlocks and Insider Participation
PROPOSAL TWO—AMENDMENT OF THE TORO COMPANY 2000 STOCK OPTION PLAN
PROPOSAL THREE—RATIFY SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
OTHER INFORMATION

THE TORO COMPANY
8111 Lyndale Avenue South
Bloomington, MN 55420-1196

PROXY STATEMENT

The Toro Company Board of Directors is soliciting your proxy for use at the 2006 Annual Meeting of Stockholders for Tuesday March 14, 2006. The Notice, this Proxy Statement and the enclosed form of proxy are intended to be mailed to stockholders beginning Tuesday, January 31, 2006.

VOTING

Who Can Vote

Stockholders of record at the close of business on January 17, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournment of the meeting. On that date, Toro had 43,758,322 shares of Common Stock outstanding. Each share of Toro Common Stock you own entitles you to one vote.

Dividend Reinvestment Plan Shares.   If you are a participant in Toro’s Dividend Reinvestment Plan, the number shown on the enclosed proxy card includes shares held for your account in that plan.

Employee Benefit Plan Shares.   If you are a participant in a Toro employee benefit plan that allows participant-directed voting of Common Stock held in that plan, the number shown on the enclosed proxy card includes shares you hold in that plan, as well as shares you own of record, if any. The trustee for each plan will cause votes to be cast confidentially in accordance with your instructions. Plan shares not voted by participants will be voted by the trustee in the same proportion as the votes actually cast by participants, in accordance with the terms of the respective plans.

How You Can Vote

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•       Vote by Internet, by going to the web address http://www.eproxy.com/ttc/ and following the instructions for Internet voting shown on the enclosed proxy card.

•       Vote by Telephone, by dialing 1-800-560-1965 and following the instructions for telephone voting shown on the enclosed proxy card.

•       Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on. For the election of directors, you may (1) vote FOR all of the nominees, (2) WITHHOLD your vote from all nominees or (3) WITHHOLD your vote from nominees you designate. See Proposal One—Election of Directors. For each of the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, we will vote them FOR Proposal One—Election of Directors, FOR Proposal Two—Amendment of The Toro Company 2000 Stock Option Plan and FOR Proposal Three—Ratify Selection of Independent Registered Public Accounting Firm.

How You May Revoke or Change Your Vote

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•       Submitting another proper proxy with a more recent date than that of the proxy first given by:

•        following the Internet voting instructions, or

•        following the telephone voting instructions or

•        completing, signing, dating and returning a proxy card to Toro.

•       Sending written notice of revocation to Toro’s Corporate Secretary.

•       Attending the Annual Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions they provide.

Quorum and Vote Requirements

A majority of the outstanding shares of Common Stock must be present in person or by proxy in order to have a quorum to conduct business at the Annual Meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on some types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Under Delaware law, in the absence of a bylaw or provision in a corporation’s certificate of incorporation to the contrary, the affirmative vote of a plurality of shares of Common Stock present in person or represented by proxy at the meeting is required for the election of directors under Proposal One. Under Toro’s Bylaws, as recently amended by the Board of Directors, if a majority of the shares present in person or represented by proxy at the meeting are designated to be “withheld” from or are voted “against” a nominee for director, that director must tender his or her resignation for consideration by the Nominating and Governance Committee. The committee then must evaluate the best interests of Toro and its stockholders and recommend action to be taken by the Board with respect to such tendered resignation.

Proposals Two and Three will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy, entitled to vote, provided that for Proposal Two, the total vote cast must represent over 50% in interest of all securities entitled to vote on the proposal.

Under New York Stock Exchange (NYSE) rules, if your shares are held in “street name” and you do not indicate how you wish to vote, the broker is permitted to exercise its discretion to vote your shares on the election of directors (Proposal One) as well as on the ratification of the selection of our independent registered public accounting firm (Proposal Three). If you do not direct the broker how to vote on Proposal Two, the broker may not exercise discretion and may not vote your shares. This is called a “broker non-vote.” “Broker non-votes” are not considered to be entitled to vote on Proposal Two, and will therefore not be counted in determining the votes cast on that matter. As a result, “broker non-votes” can have the effect of a negative vote, if at least 50% of the shares of outstanding Common Stock, excluding the broker non-votes, are not voted on the proposal. Abstentions and withheld votes will be counted, and will have the effect of a negative vote. Abstentions and withheld votes will be counted, in determining the total number of votes cast on Proposals One and Three and will have the effect of a negative vote on these proposals.

Procedures at the Annual Meeting

The presiding officer at the meeting will determine how business at the Annual Meeting will be conducted. Only matters brought before the Annual Meeting in accordance with Toro’s Bylaws will be considered.

Only a natural person present at the Annual Meeting who either is a Toro stockholder or is properly acting on behalf of a stockholder may make a motion or second a motion. A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

STOCK OWNERSHIP

The following table shows the beneficial ownership of Toro Common Stock by each of the directors and nominees, the two individuals who served as Toro’s Chief Executive Officer during Fiscal 2005 and the four other most highly compensated executive officers named in the Summary Compensation table (“named executive officers”), as of January 17, 2006, the Record Date. The table also shows beneficial ownership by holders of more than 5% of the Common Stock and by all directors and executive officers as a group, including the named executive officers.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)		Common Stock Beneficially Owned as Percent of Common Stock Outstanding
Barclays Global Investors, N.A. and its subsidiaries Barclays Global Fund Advisors and Palomino Limited	2,335,076	(3)	5.3%
Ronald O. Baukol	54,256	(4)	*
Robert C. Buhrmaster	52,581	(4)	*
Winslow H. Buxton	60,168	(4)	*
Janet K. Cooper	46,358	(4)	*
Timothy A. Ford	91,572	(5)	*
Katherine J. Harless	10,964		*
Michael J. Hoffman	378,814	(5)	*
J. Lawrence McIntyre	123,267	(5)	*
Kendrick B. Melrose	2,162,229	(5)	4.8%
Karen M. Meyer	412,958	(5)	*
Robert H. Nassau	25,171	(4)	*
Dale R. Olseth	92,322	(4)	*
Gregg W. Steinhafel	39,223	(4)	*
Christopher A. Twomey	49,974	(4)	*
Edwin H. Wingate	67,859	(4)	*
Stephen P. Wolfe	464,735	(5)	1.0%
All directors and executive officers as a group (25)	4,930,686	(5)	10.7%

  *           Less than 1% of the outstanding shares of Common Stock

(1)       Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (i) the power to vote or to direct the voting of such shares or (ii) the power to dispose or direct the disposition of such shares. In addition, beneficial ownership includes shares that such person has the right to acquire within 60 days.

(2)       Includes shares held of record, shares that may be acquired upon exercise of stock options within 60 days and shares allocated to executive officers under The Toro Company Investment, Savings and Employee Stock Ownership Plan. Stock options exercisable within 60 days for each of the named directors and executive officers are as follows: Mr. Baukol 25,334 shares, Mr. Buhrmaster 25,334 shares, Mr. Buxton 25,334 shares, Ms. Cooper 13,334 shares, Ms. Harless 5,334 shares, Mr. Nassau 5,334 shares, Mr. Olseth 25,334, Mr. Steinhafel 13,334 shares, Mr. Twomey 25,334 shares, Mr. Wingate 25,334 shares, Mr. Hoffman 191,034 shares, Mr. Melrose 930,636 shares, Mr. Wolfe 175,756 shares, Mr. Ford 45,870 shares, Ms. Meyer 146,730 shares, Mr. McIntyre 18,001 shares and all directors and executive officers as a group 2,018,219 shares.

(3)       Barclays Global Investors, N.A., a bank, has filed a Form 13G reflecting beneficial ownership of 1,104,124 shares of Toro Common Stock with sole voting power of 915,008 shares and sole dispositive power with respect to 1,104,124 shares. Its subsidiary, Barclays Global Fund Advisors, has sole voting power of 1,054,352 shares and sole dispositive power with respect to 1,058,752 shares. In addition, its subsidiary, Palomino Limited, has sole voting power and sole dispositive power with respect to 172,200 shares. The information is as of February 14, 2005, the date of the most recent report on Form 13G received by Toro. Share amount is adjusted to reflect a 2-for-1 stock split effective March 28, 2005.

(4)       Includes Common Stock units credited under The Toro Company Deferred Compensation Plan for Non-Employee Directors. For additional information on this plan, see Proposal One—Board Compensation—Other Arrangements. Units credited for each of the nonemployee directors at January 17, 2006 were as follows: Mr. Baukol 3,861 units, Mr. Buhrmaster 3,861 units, Mr. Buxton 2,079 units, Ms. Cooper 9,207 units, Mr. Nassau 14,256 units, Mr. Olseth 14,256 units, Mr. Steinhafel 1,188 units, Mr. Twomey 2,079 units and Mr. Wingate 14,256.

(5)       Includes Common Stock units credited under The Toro Company  Deferred Compensation Plan for Officers (“Officers Deferred Plan”). Amounts credited represent shares of Common Stock earned, and that would otherwise have been issued, in prior years under The Toro Company Performance Share Plan (the “Performance Share Plan”), a stockholder-approved incentive compensation plan. Also includes Common Stock units credited in lieu of cash payments that were earned and otherwise would have been paid in prior years, and matching units that have fully vested, under the Annual Management Incentive Plan (the “Annual Incentive Plan”), a stockholder-approved incentive compensation plan. Shares are credited as Common Stock units and fluctuate with the value of Toro’s Common Stock. If Toro pays a dividend on its Common Stock, we credit participants’ accounts with additional Common Stock units having a value equal to cash dividends that would have been paid, based on the market price of Common Stock on the date the dividend is paid. Common Stock units are distributed only in shares of Common Stock. Units credited for each of the named executive officers at the Record Date were: Mr. Hoffman 44,493 units, Mr. Melrose 845,431 units, Mr. Wolfe 233,069 units, Mr. Ford 12,935 units, Ms. Meyer 195,759 units and Mr. McIntyre 87,646 units. All directors and officers as a group hold 1,696,205 units.

(6)       Includes shares held in trusts for estate planning purposes as follows: 32,755 for Mr. Buxton, 22,561 for Mr. Twomey, 29,556 for Mr. Wolfe and 154,026 shares for all directors and executive officers as a group, including spouses. The amount shown for Mr. Melrose includes 1,832 shares held of record by Mr. Melrose as custodian for minor children under the Minnesota Uniform Transfer to Minors Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission (SEC) require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of the Common Stock of Toro who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934. Based on review of reports filed by these reporting persons on the SEC’s electronic filing system (EDGAR), Toro believes that all directors and executive officers complied with all filing requirements applicable to them during Fiscal 2005, except that a Form 4 reporting an option exercise by Mr. Wingate, a nonemployee director, and a Form 3 reporting initial holdings by Thomas Swain, an executive officer, were not filed on a timely basis due to administrative oversight. A Form 4 reporting Mr. Olseth’s Fiscal 2004 purchase of stock in lieu of receiving cash directors fees was filed in Fiscal 2005, as was a Form 5 reporting a Fiscal 2001 gift by Dennis Himan, an executive officer. Toro has no owners of more than 10% of its Common Stock.

PROPOSAL ONE—ELECTION OF DIRECTORS

Under Article VI, Section 1 of Toro’s Amended and Restated Certificate of Incorporation, the Toro Board of Directors may be comprised of between eight and twelve directors. During Fiscal 2005 the number of directors was fixed at twelve so that both Kendrick B. Melrose and Michael J. Hoffman could serve during the period of the Chief Executive Officer succession. The Board has fixed the number at eleven. The Board is divided into three classes, with each class elected in a different year for a term of three years. The two nominees for election at the 2006 Annual Meeting—Janet K. Cooper and Gregg W. Steinhafel—have consented to serve if elected. Messrs. Melrose and Wingate, whose terms expire in March 2006, have advised Toro they will not stand for re-election. Mr. Olseth has submitted his resignation effective March 15, 2006, consistent with his previously disclosed plan to serve only through the first year of his term in order to assist in the Chief Executive Officer transition. The Nominating and Governance Committee has not yet identified nominees to fill the two vacancies. Therefore, following the election, the Board will be comprised of nine directors. Under Toro’s Bylaws, the Board has the power to fill the vacancies, if nominees are later identified by the committee, or to appoint a substitute, if any nominee is unable to stand for election.

Director Independence

The Board has affirmatively determined that none of the continuing nonemployee directors—Messrs. Baukol, Buhrmaster, Buxton, Ms. Cooper, Ms. Harless, and Messrs. Nassau, Steinhafel and Twomey—has a material relationship with Toro within the meaning of the NYSE listing standards and each is independent from management and from Toro’s independent registered public accounting firm, as required by the independence standards of NYSE. The Board made its determination by reviewing, against the independence standards described below, all transactions or relationships between each director, any member of his or her immediate family and any affiliate of such director, and Toro, its senior management and its independent registered public accounting firm, including the transactions discussed below under “Certain

Relationships and Related Transactions”. The Board has established the following standards to ensure Toro director independence:

•       No director who is or was during the preceding three years an employee of Toro or who has served as an executive officer of Toro may be considered independent.

•       No director whose immediate family member is or was during the preceding three years an executive of Toro may be considered independent.

•       No director who is a current partner or employee of Toro’s independent external auditor, or whose immediate family member is a current employee of such firm and participates in that firm’s audit, assurance or tax compliance practice, may be considered independent.

•       A director will not be considered independent if, within the preceding three years,

•        The director or an immediate family member of the director, or any business or entity owned solely by a director or any director’s immediate family member, has received more than $100,000 in any 12-month period in direct compensation from Toro (other than director and committee fees and deferred compensation for prior services);

•        The director was employed by or affiliated with Toro’s independent external auditor or otherwise personally worked on Toro’s audit;

•        An immediate family member of the director was employed by Toro’s independent external auditor, including as a partner, principal or manager, or otherwise personally worked on Toro’s audit;

•        An executive officer of Toro was on the compensation committee of a company which employed the director or an immediate family member of the director as an officer;

•        The director was an executive officer or employee of, or that director’s immediate family member was an executive officer of, another company or tax exempt organization that does business with Toro and the annual payments by Toro to, or the receipt of payments by Toro from, such other company or tax exempt organization are at least (i) $1,000,000 or (ii) two percent, whichever is greater, of the annual consolidated gross revenues of such company or tax exempt organization; or

•        The director is an executive officer of another company that is indebted to Toro, or to which Toro is indebted, and the total amount of either company’s outstanding indebtedness (excluding registered securities) to the other exceeds two percent of the total consolidated assets of the company for which he or she serves as an executive officer.

•       For relationships not covered by these standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors who satisfy the independence standards set forth above.

•       Board members may not accept personal loans from Toro.

•       Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from Toro (other than director and committee fees), and must otherwise meet additional independence requirements for Audit Committee members prescribed by SEC rules.

Certain Relationships and Related Transactions

Toro has transactions in the ordinary course of business with unaffiliated corporations of which some non-employee directors are officers. These transactions do not violate the Board-adopted independence standards described above. We do not consider the amounts involved in such transactions to be material in relation to our business and believe that such amounts are not material in relation to the business of the other unaffiliated corporations or the interests of the non-employee directors involved.

Board Meetings During Fiscal 2005

The Board held seven meetings in person and three conference call meetings during Fiscal 2005. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served.

It is Toro’s policy that all directors should attend the Annual Meeting of Stockholders and Toro regularly schedules a Board meeting on the same day as the Annual Meeting. All twelve members of the Board attended the 2005 Annual Meeting.

The following information with respect to business experience of nominees for election to the Board and the continuing directors has been furnished by the respective directors or nominees or obtained from the records of Toro.

Nominees for Election to Board of Directors (Term ending after Fiscal 2008)

Janet K. Cooper, age 52.   Senior Vice President and Treasurer of Qwest Communications International Inc. (“Qwest”), Denver, Colorado (telecommunications) since September 2002. From January 2001 to June 2002 she served as Chief Financial Officer and Senior Vice President of Finance and Administration of McDATA Corporation, Broomfield, Colorado. From July 2000 to January 2001, she was Senior Vice President, Finance, Qwest. She served in several executive positions with U S West, Inc., including from June 1999 to June 2000, Vice President Finance and Controller. First elected to the Toro Board in 1994, she is Chair of the Audit Committee and a member of the Compensation and Human Resources Committee. Ms. Cooper is a director of Lennox International Inc.

Gregg W. Steinhafel, age 51.   President of Target Stores, a division of Target Corporation, Minneapolis, Minnesota (retailing) since August 1999. First elected to the Toro Board in 1999, he is a member of the Audit Committee, the Compensation and Human Resources Committee and the Executive Committee.

Members of Board of Directors Continuing in Office (Term ending after Fiscal 2006)

Robert C. Buhrmaster, age 58.   Retired since 2004. From February 1998 Chairman and from May 1994 Chief Executive Officer until he retired, Jostens, Inc., Minneapolis, Minnesota

(consumer manufacturing). From May 1994 to January 2003 he also served as President. First elected to the Toro Board in 1996, he is a member of the Audit Committee, Nominating and Governance Committee and the Executive Committee. Mr. Buhrmaster is a director of Innovex, Inc.

Winslow H. Buxton, age 66.   Retired since 2002. From January 1993 through April 2002 served as Chairman of the Board of Directors, Pentair, Inc., Saint Paul, Minnesota (diversified manufacturing). In addition, he served as Chief Executive Officer from August 1992 through December 2000. First elected to the Toro Board in 1998, he is Chair of the Nominating and Governance Committee and a member of the Audit Committee and the Executive Committee. Mr. Buxton is a director of Bemis Company, Inc.

Robert H. Nassau, age 64.   Regional Director of Corporate Accounts of F2 Intelligence Group, Minneapolis, Minnesota (consulting) since November 2003. Owner and Chief Executive Officer since February 2000, Nasly Inc., an inactive corporation since June 2003, Lahaina, Hawaii. First elected to the Toro Board in 1988, he is a member of the Compensation and Human Resources Committee and the Nominating and Governance Committee.

Christopher A. Twomey, age 57.   Chairman of the Board of Arctic Cat Inc., Thief River Falls, Minnesota (recreational vehicle manufacturer) since August 2003 and Chief Executive Officer and President since February 1986. First elected to the Toro Board in 1998, he is a member of the Audit Committee and the Nominating and Governance Committee. Mr. Twomey is a director of Arctic Cat Inc.

Members of Board of Directors Continuing in Office (Term ending after Fiscal 2007)

Ronald O. Baukol, age 68.   Retired since 2002. From May 1995 through February 2002 served as Executive Vice President, International Operations, 3M Company, Saint Paul, Minnesota (diversified technology). First elected to the Toro Board in 1995, he is a member of the Executive Committee, the Compensation and Human Resources Committee and the Nominating and Governance Committee.

Katherine J. Harless, age 54.   President of Verizon Information Services, Inc., Dallas, Texas (publisher) since June 2000. From July 1996 to August 2000, she served as President, GTE Airfone, Inc. First elected to the Toro Board in 2000, she is a member of the Compensation and Human Resources Committee and the Nominating and Governance Committee.

Michael J. Hoffman, age 50.   Chief Executive Officer of Toro since March 2005 and President since October 2004. He also served as Chief Operating Officer from October 2004 to March 2005. From November 2002 to October 2004, he served as Group Vice President, Consumer, Exmark, Landscape Contractor and International Businesses. From May 2001 to October 2002, he served as Group Vice President, Consumer and Landscape Contractor Businesses. From May 2000 to May 2001, he served as Vice President and General Manager, Consumer Business. Mr. Hoffman is a director of Donaldson Company, Inc.

The Board of Directors unanimously recommends a vote FOR the election of both nominees for director.

Board Committees

The Board has four committees with the principal functions described below. The charter of each committee, except the Executive Committee, is posted on our web site at www.thetorocompany.com/corporategovernance. A printed copy of each charter is available to any stockholder upon request to Toro’s Assistant Corporate Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, by telephone at 888-237-3054, or by email at jeanne.ryan@toro.com.

Executive Committee.   The Executive Committee may exercise all of the powers and authority of the Board, including the power to declare dividends on Toro Common Stock, during intervals between meetings of the Board. No meetings of the committee were held during Fiscal 2005.

Audit Committee.   The Audit Committee oversees Toro’s accounting and financial reporting processes and audits of its financial statements. The committee assists the Board in oversight of the quality and integrity of Toro’s financial reports, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of Toro’s internal audit function, as well as accounting and reporting processes.

Toro has long required that its Audit Committee be composed entirely of directors who are not employees of Toro and have no relationship that would interfere with their independence from management and the Company, including independence within the meaning of applicable NYSE listing standards. Each member must also be “financially literate” under NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The Chair of the committee must have such accounting or related financial management expertise as to be considered a “financial expert” under rules of the Securities and Exchange Commission adopted pursuant to requirements of the Sarbanes-Oxley Act of 2002.

The Board has determined that all members of the committee are independent and financially literate and that Audit Committee Chair, Janet K. Cooper, meets the definition of “financial expert” as a result of her experience in senior corporate executive positions with financial oversight responsibilities, including Senior Vice President and Treasurer of Qwest, and Chief Financial Officer and Senior Vice President of Finance and Administration of McDATA Corporation, as well as other finance positions with Qwest and The Quaker Oats Company. Stockholders should understand that this designation is an SEC disclosure requirement related to Ms. Cooper’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on her any duties, obligations or liability that are greater than are generally imposed on her as a member of the Audit Committee and the Board, and her designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other members of this committee who have served as chief executive officers of public companies may also be considered financial experts.

Among the committee’s duties are reviewing and evaluating at least annually the qualifications, independence and performance of Toro’s independent public accountants and selecting, engaging, retaining and compensating them; reviewing and approving in advance the scope, magnitude and budgets of all examinations of Toro’s financial statements by the auditors; reviewing general policies and procedures with respect to accounting and financial matters and internal controls; reviewing and approving in advance the retention of the independent registered public accounting firm for all types of audit and nonaudit services to be performed by independent public accountants and approving the fees for such services; meeting with independent public accountants not less than once a year without Company representatives to discuss internal controls and accuracy and completeness of the financial statements; reviewing Toro’s Code of Conduct and its Code of Ethics for CEO and Senior Financial Officers, as well as policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters; receiving analyses and comments regarding accounting pronouncements; reviewing results of audits with the independent public accountants and management with a focus on difficulties encountered, material errors or irregularities, weaknesses in internal accounting controls and similar issues; and notifying the Board of major problems or deficiencies discovered with respect to the committee’s duties. The committee must annually review the adequacy of its charter and its own performance.

The Audit Committee held four meetings in person and conducted eight interim telephone conference calls during Fiscal 2005. At each of the meetings in person the committee met in private session with Toro’s independent registered public accounting firm. At two of these meetings, the committee met in private session with management and at one of these meetings, met in private session with the Company’s internal auditor. Additional information regarding the Audit Committee and Toro’s independent registered public accounting firm is disclosed under the Audit Committee Report and Proposal Three.

Compensation and Human Resources Committee.   The Compensation and Human Resources Committee is responsible for reviewing and monitoring human resource and organizational matters and has overall responsibility for approving, evaluating and making recommendations regarding all compensation plans, policies and programs of Toro as they affect the President and Chief Executive Officer, elected officers, other executive officers and management. All members of the committee meet the independence requirements of applicable NYSE listing standards. The committee has sole authority to retain and terminate any external compensation consultant used in the evaluation of the President and Chief Executive Officer or elected officer compensation, including approval of fees. The committee approves incentive compensation awards and overall compensation levels, including annual base salaries and annual incentive opportunities for officers referred to in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The committee annually reviews and approves overall employee salary policies, as well as equity-based programs for all categories of employees. The committee monitors Toro’s compliance with requirements under the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits. The committee reviews and determines the form and amount of compensation for independent directors and must annually review the adequacy of its charter and its own performance. Two meetings of the committee were held during Fiscal 2005.

Nominating and Governance Committee.   The Nominating and Governance Committee assists the Board by identifying individuals qualified to become Board members and by recommending director nominees for the annual meeting of stockholders. It also recommends to the Board the Corporate Governance Guidelines applicable to Toro, leads the Board in its annual review of the Board’s performance and recommends director nominees for each committee. All members of this committee meet the independence requirements of applicable NYSE listing standards. The committee has sole authority to retain and to terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. The committee has retained a search firm to assist in identifying candidates for the Board vacancies. The committee actively seeks individuals qualified to become Board members and makes recommendations based on experience, expertise and geographical representation. The committee, with the participation of the Chairman of the Board, annually polls the Board about directors whose terms are expiring and recommends that any director who does not continue to have the affirmative support of a majority of the members of the Board not stand for election. The committee must annually review the adequacy of its charter and its own performance. Two meetings of the committee were held during Fiscal 2005.

Stockholder Nominees.   The committee does not have an express policy with regard to consideration of director candidates recommended by stockholders because Toro’s Bylaws permit a stockholder to nominate a candidate. The Nominating and Governance Committee will consider director candidates proposed by stockholders. Those candidates must be highly qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as an interest in Toro’s businesses, and have the demonstrated ability to attend and prepare for Board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should do so in accordance with the guidelines set forth on page 35. See “Other Information—Stockholder Proposals for 2007 Annual Meeting” below.

The Audit Committee Report that follows, the Compensation and Human Resources Committee Report on page 23 and the Performance Graph on page 22 shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that act. Notwithstanding anything to the contrary set forth in any of Toro’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, neither of the reports nor the Performance Graph shall be incorporated by reference into any such filings.

Audit Committee Report

This report is furnished by the Audit Committee of the Toro Board of Directors with respect to Toro’s financial statements for Fiscal 2005. The committee operates pursuant to a written charter first adopted by the Board on October 11, 1988 and amended four times, most recently on September 23, 2003.

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and providing direction to Toro’s management in the best long-term interests of Toro and its stockholders. The Audit Committee’s purpose is to oversee Toro’s accounting and financial reporting processes and audits of Toro’s annual financial statements.

Toro management is responsible for the preparation and presentation of complete and accurate financial statements. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Toro’s financial statements in accordance with generally accepted auditing standards and for issuing a report on their audit. The independent registered public accounting firm is also responsible for auditing Toro’s internal control over financial reporting and management’s assessment thereof.

In performing its oversight role, the Audit Committee has reviewed and discussed with management Toro’s audited financial statements for Fiscal 2005. Management represented to the Audit Committee that Toro’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with KPMG LLP, Toro’s independent registered public accounting firm for Fiscal 2005, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for Toro’s Fiscal 2005. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as in effect for Toro’s Fiscal 2005. The committee has discussed with KPMG LLP their independence and concluded that the independent registered public accounting firm is independent from Toro and its management.

Based on the review and discussions referred to in the foregoing paragraph, and subject to the limitations on the role and responsibilities of the committee in its charter, the Audit Committee recommended to the Board of Directors that Toro’s audited financial statements for Fiscal 2005 be included in Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Janet K. Cooper, Chair	Gregg W. Steinhafel
Robert C. Buhrmaster	Christopher A. Twomey
Winslow H. Buxton	Edwin H. Wingate

Board Compensation

Fees and Stock Awards.   Compensation for Toro directors who are not employees of Toro is designed to link a director’s compensation with stockholder interests by including stock components as well as cash. Cash and equity compensation were increased in Fiscal 2005. In Fiscal 2005 the Compensation and Human Resources Committee hired Hewitt Associates LLC, a compensation consulting firm, to conduct an independent evaluation of the market competitiveness of Toro’s director compensation program. Based on the results of the Hewitt study, the committee approved increases in cash and equity compensation. Effective July 19, 2005, the annual retainer for Board service was increased from $20,000 to $30,000, a fee for each telephone meeting was established at $500, and an annual retainer of $5,000 was established for the Chairs of the Audit Committee and the Compensation and Human Resources Committee.

The Toro Company 2000 Directors Stock Plan was also amended so that effective November 1, 2005, the value of the annual grant of Common Stock increased from $10,000 to $20,000 (valued at the average of the closing prices of Common Stock during the three months prior to the award). In addition, the method for calculating the number of shares included in the annual Directors Option grant under the plan was modified. In the past each director received a 2,000 share stock option award with vesting in approximately equal installments on each of the first, second and third anniversaries after the date of grant (with an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant, which is the first business day of the fiscal year). Beginning on November 1, 2005, the number of shares covered by a Directors Option is determined by dividing $40,000 by the grant date fair value for an option to purchase one share of Common Stock, determined using a binomial valuation method. For November 1, 2005, this calculation resulted in a grant to each director of an option to purchase 3,546 shares of Common Stock. Vesting and other terms are unchanged.

All other compensation, which is paid quarterly, remained the same as in the past including a meeting fee for each meeting of the Board or a committee attended of $1,000, except that no more than one committee meeting fee is paid for multiple committee meetings held in a single day. The Chair of the Audit Committee receives $3,000 for each meeting attended and the Chairs of each of the other board committees receive $2,000 for each meeting they attend. A director may elect to receive the annual retainer fee and meeting fees in cash or shares of Common Stock, or a combination of both. Toro also supplies directors with Toro products for their personal use at no charge, with a $6,000 limit on irrigation systems.

Other Arrangements.   An outside director may elect to defer receipt of both cash and Common Stock fee compensation under the Deferred Compensation Plan for Non-Employee Directors. Interest is accrued quarterly on deferred cash amounts at the average prime rate charged by U. S. Bank National Association, Minneapolis, Minnesota (ranging from 4.94% to 6.42% in Fiscal 2005). Common Stock compensation is deferred as Common Stock units that fluctuate in value with the market price of Toro’s stock. Dividends paid on Toro Common Stock are credited as additional Common Stock units in a director’s Common Stock units account. Ms. Cooper deferred cash compensation in the past and her account continues to be credited with interest. Ms. Harless deferred cash and stock compensation in the past but, as permitted under the Plan, received a lump sum distribution in Fiscal 2005 in the amount of $90,185 in cash and 2,965 shares of Common Stock valued at $125,153.

Each director is a party to an indemnification agreement that assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and Toro’s Amended and Restated Certificate of Incorporation, and of continued coverage under Toro’s directors and officers liability insurance, to the extent it is maintained.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows compensation for the last three fiscal years for the two individuals who served as Toro’s Chief Executive Officer during Fiscal 2005 and the four other most highly compensated executive officers who were serving as executive officers on October 31, 2005.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock ($)	Options (#)(3)	LTIP Payouts ($)(4)		All Other Compensation ($)(5)
Michael J. Hoffman*	2005	$550,000	$385,743	$187,869	0	40,000	$1,337,435		$121,494
President & Chief	2004	323,700	293,758	851,869	0	27,000	1,172,239		227,692
Executive Officer	2003	310,000	193,905	0	0	42,000	296,419		99,695
Kendrick B. Melrose**	2005	614,959	350,686	74,127	0	4,000	7,729,785	(6)(7)	152,186
Chairman of the Board	2004	740,632	940,971	1,345,139	0	114,000	4,688,957		798,809
	2003	711,625	613,207	52,162	0	188,000	2,100,342		429,055
Stephen P. Wolfe	2005	343,999	204,740	1,010,607	0	21,400	1,530,628		75,436
Vice President Finance &	2004	310,758	282,013	1,736,446	0	29,000	1,214,896		226,772
Chief Financial Officer	2003	298,790	183,905	603,520	0	46,000	567,431		131,023
Timothy A. Ford	2005	320,750	190,349	883,966	0	16,200	1,069,939		68,127
Executive Vice President	2004	291,200	264,264	771,781	0	22,000	825,538		177,015
	2003	280,000	172,340	0	0	32,000	359,456	(8)	80,901
Karen M. Meyer	2005	318,000	188,717	1,356.024	0	20,400	1,411,735		73,602
Vice President,	2004	292,738	265,660	1,257,857	0	28,000	1,150,911		210,230
Administration	2003	280,967	172,935	591,469	0	44,000	533,555		123,170
J. Lawrence McIntyre	2005	275,000	148,363	0	0	14,000	1,010,514		55,783
Vice President,	2004	256,774	234,153	786,920	0	20,000	916,448		175,824
Secretary &	2003	250,494	154,179	1,008,740	0	32,000	340,173		119,815
General Counsel

  *           Mr. Hoffman became Chief Executive Officer on March 15, 2005, succeeding Mr. Melrose.

**           Mr. Melrose served as Chairman of the Board and Chief Executive Officer until March 15, 2005, when he became Executive Chairman of the Board. He retired as an officer and employee of Toro on December 31, 2005, and effective January 1, 2006, serves as Chairman of the Board.

(1)       Amounts reflect payments made, or deferred at the election of the officer, pursuant to the Annual Incentive Plan as in effect for the fiscal year indicated. The amount shown for Mr. Melrose reflects a payment under the Annual Incentive Plan prorated for the period of his service as Chief Executive Officer, and an $89,063 bonus for his services as Executive Chairman of the Board from March 15, 2005 to October 31, 2005. For more information on this plan and on Mr. Melrose’s bonus, see the Compensation and Human Resources Committee Report.

(2)       Includes the dollar value of the difference between the fair market value and the option exercise price (before payment of applicable income taxes) on stock options exercised. Fair market value is the closing price of the Common Stock on NYSE on the date of exercise or actual sale price. All of these options have an exercise price equal to fair market value on the date of grant. Also includes $74,127 for executive perquisites for Mr. Melrose, of which $30,720 was for an automobile lease and related expenses. The value of executive perquisites provided to the other executives, including Mr. Hoffman, did not exceed the lesser of $50,000 or 10% of the compensation reported in the table. For additional information see the Compensation and Human Resources Committee Report.

(3)       Amounts reflect options granted pursuant to The Toro Company 2000 Stock Option Plan as adjusted to reflect 2-for-1 stock splits effective March 28, 2005 and April 1, 2003. For information on Toro’s stock option plans, see Stock Options on page 18 under this Executive Compensation section.

(4)       Amounts shown for Fiscal 2005 reflect the value of Performance Shares that vested for the three-year award term of Fiscal 2003 through 2005 under the Performance Share Plan, a long-term incentive plan described in greater detail in the Compensation and Human Resources Committee Report. Performance Shares that vested with respect to Fiscal 2003 to 2005 are valued as of December 7, 2005, the payment date established by the committee based on the date audited financial statement information for Fiscal 2005 was released to the public. Award payouts were based on cumulative net income plus after tax interest expense and cumulative average net assets turns performance goals for the Fiscal 2003 to 2005 performance period. Shares issued or credited to each officer with respect to Fiscal 2005 are as follows: Mr. Hoffman 32,374, Mr. Melrose 143,440, Mr. Wolfe 36,936, Mr. Ford 25,819, Ms. Meyer 34,067 and Mr. McIntyre 24,385. Amounts shown for Fiscal 2004 reflect the value of Performance Shares that vested for the three-year award term of Fiscal 2002 through 2004. Amounts shown for Fiscal 2003 reflect the value of Performance Shares that vested for a three-year performance period of Fiscal 2001 through 2003 for Messrs. Hoffman, Melrose, Wolfe, Ms. Meyer and Mr. McIntyre and a two-year transitional performance period of Fiscal 2002 and 2003 for Mr. Ford. Share amounts are adjusted as necessary to reflect 2-for-1 stock splits effective on each of March 28, 2005 and April 1, 2003.

(5)       Amounts include Toro contributions to The Toro Company Investment, Savings and Employee Stock Ownership Plan (a defined contribution retirement plan) for calendar years 2005, 2004 and 2003 ($25,500 allocated to each of Messrs. Hoffman, Melrose, Wolfe, Ford, Ms. Meyer and Mr. McIntyre for calendar year 2005). Also includes amounts accrued pursuant to Toro’s Supplemental Management Retirement Plan for executive officers who receive annual compensation of $210,000 or more ($93,881 for Mr. Hoffman, $108,123 for Mr. Melrose, $44,838 for Mr. Wolfe, $39,888 for Mr. Ford, $39,378 for Ms. Meyer and $27,755 for Mr. McIntyre for calendar year 2005). Participants’ accounts are credited with an amount equal to the difference between the amount that would have been allocated to tax-qualified profit sharing and other defined contribution plans based on the officer’s total compensation, without regard to the $25,500 contribution limitation imposed by the Internal Revenue Code, and the $25,500 limit. These accounts are called “excess benefit accounts”. For calendar 2005, the amounts credited were lower than in prior years because beginning in 2005 Toro excluded the value of compensation paid under Performance Share Awards from the calculation of an officer’s total compensation for the purpose of making the excess benefit account contribution. Amounts shown for 2004 reflect a correction in amounts previously reported, due to a change in the method of calculation for that year only. Also includes the dollar value of above-market interest accrued during the fiscal year on excess benefit and other dollar-denominated deferred compensation accounts (for Fiscal 2005, $2,113 for Mr. Hoffman, $18,563 for Mr. Melrose,

$5,093 for Mr. Wolfe, $2,739 for Mr. Ford, $12,906 for Ms. Meyer and $2,529 for Mr. McIntyre.) Although amounts credited to such accounts remain a part of Toro’s general assets until distributed to participants, if there is a change of control of Toro (as defined in the plans), we will transfer to a trust an amount in cash equal to the total amount of accrued benefits for all participants. Because these plans operate on a calendar year basis, a small portion of the amounts shown for each fiscal year may have been accrued with respect to a different fiscal year.

(6)       Amount includes the value of 48,908 shares of restricted stock which vested under the Chief Executive Officer Succession Incentive Award Agreement when the Board of Directors elected Mr. Hoffman as successor to Mr. Melrose and the Compensation and Human Resources Committee certified Mr. Melrose’s achievement of the final performance goal under that agreement. The value is based on the closing price of the Common Stock on the NYSE ($43.5250) on March 15, 2005, the date the Compensation and Human Resources Committee certified goal achievement. The number of shares and stock price are adjusted to reflect 2-for-1 stock splits effective on each of March 28, 2005 and April 1, 2003.

(7)       Amount does not include the value of performance units that vested under the Chief Executive Officer Succession Incentive Award Agreement or the value of payments to be made for consulting and office support under that agreement. The performance units vested effective December 31, 2005, when Mr. Melrose entered into a Post-Retirement Consulting and Noncompetition Agreement, entitling him to an annuity having a value of $3,056,122, based on the value of Toro Common Stock on December 30, 2005. He also became entitled to consulting and office support payments having an aggregate value as of January 1, 2006 of $586,309. See Compensation and Human Resources Committee Report.

(8)       The amount shown for Mr. Ford for Fiscal 2003 was for a two-year transition award for Fiscal 2002 and 2003.

Employment Agreements

Change in Control Agreements.   Each of the executive officers, including those named in the Summary Compensation Table, is a party to a change of control employment agreement adopted in Fiscal 1995 and amended in Fiscal 1998. The agreements are operative only upon the occurrence of a “change in control”, which includes substantially those events described below. Absent a change in control, the agreements do not require Toro to retain the executives or to pay them any specified level of compensation or benefits.

Each agreement provides that for three years after a change in control, there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three year period the executive’s employment is terminated by Toro other than for cause, or if the executive terminates employment for good reason (as defined in the agreements, and including compensation reductions, demotions, relocation and excess travel), or voluntarily during the 30 day period following the first anniversary of the change in control, the executive is entitled to receive all accrued salary and annual incentive payments through the date of termination and, except in the event of death or disability, a lump sum severance payment (“Lump Sum Payment”) equal to three times the sum of base salary and annual bonus (and certain insurance and other welfare plan benefits). Further, in the event an excise tax is imposed on payments under the agreement, an additional payment (“gross-up”) is required in an amount such that after the payment of all taxes, both income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code had been imposed.

Generally, and subject to certain exceptions, a change in control is deemed to have occurred if: (a) a majority of Toro’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 15% of Toro’s outstanding voting stock; or (c) Toro’s stockholders approve a definitive agreement or plan to merge or consolidate Toro with another party (other than certain limited types of mergers), to exchange shares of voting stock of Toro for shares of another corporation pursuant to a statutory exchange, to sell or otherwise dispose of all or substantially all of Toro’s assets, or to liquidate or dissolve Toro.

If a change in control of Toro had occurred on January 1, 2006 and had resulted in the involuntary termination of the Chief Executive Officer and the named executive officers, excluding Mr. Melrose, who has retired, at that time or the termination by such executives for good reason, the Lump Sum Payment to be made to the Chief Executive Officer and the named executive officers in the aggregate would have been approximately $10,202,747 (before excise tax). Toro has also established a trust for the benefit of these officers which, in the event of a change of control, must be funded in an amount equal to Toro’s accrued liability related to the agreements.

Stock Options

Toro has outstanding options granted under two stock option plans, The Toro Company 1993 Stock Option Plan and The Toro Company 2000 Stock Option Plan. The 1993 Plan terminated August 17, 2003 and no more options may be granted under that plan. The plans are administered by the Compensation and Human Resources Committee which selects employees to whom options are granted. As of January 17, 2006, 386,622 shares of Common Stock remained available for new grants under the 2000 Plan. Options granted to executive officers in Fiscal 2005 have a term of ten years and vest in three approximately equal installments on each of the first, second and third anniversaries after the date of grant. The 2000 Plan is proposed to be amended to increase the number of shares available for option grants. For additional information on this plan, see Proposal Two and the Compensation and Human Resources Committee Report.

Option Grants in Fiscal 2005

The following table shows options granted under the 2000 Plan during Fiscal 2005 to the two individuals who served as Toro’s Chief Executive Officer during Fiscal 2005 and the four other named executive officers, adjusted for a 2-for-1 stock split effective March 28, 2005.

	Individual Grants
	Number of	Percent of
	Shares	Total	Exercise		Grant Date
	Underlying	Options	or Base		Value
	Options	Granted to	Price		Grant Date
	Granted	Employees	($ Per	Expiration	Present
Name	(#)	In Fiscal Year	Share)	Date	Value($)(1)
Michael J. Hoffman	40,000	8.53%	$37.02	12/2/2014	$595,400
Kendrick B. Melrose	4,000	.85	37.02	12/2/2014	59,540
Stephen P. Wolfe	21,400	4.56	37.02	12/2/2014	318,539
Timothy A. Ford	16,200	3.46	37.02	12/2/2014	241,137
Karen M. Meyer	20,400	4.35	37.02	12/2/2014	303,654
J. Lawrence McIntyre	14,000	2.99	37.02	12/2/2014	208,290

(1)       The grant date present value shown is an estimate only, arrived at using the Black-Scholes option pricing model, with the following weighted average assumptions as of the December 2, 2004 grant date: risk-free interest rate of 4.04%, expected life of option of 7 years, expected dividend yield of 0.18% and expected stock volatility of 30.41%.

Aggregated Option Exercises in Fiscal 2005
And Fiscal Year-End Values

The following table summarizes stock options exercised during Fiscal 2005 by the two individuals who served as Toro’s Chief Executive Officer during Fiscal 2005 and the four other named executive officers, and the total number of options held by each as of October 31, 2005, as adjusted for a 2-for-1 stock split effective March 28, 2005.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Period End(#)		Value of Unexercised In-the-Money Options at Fiscal Period End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable(2)	Exercisable	Unexercisable
Michael J. Hoffman	5,400	$187,869	174,000	58,000	$4,309,824	$222,300
Kendrick B. Melrose	0	0	954,000	80,000	24,539,865	938,600
Stephen P. Wolfe	28,680	1,010,607	158,956	40,732	3,791,402	238,750
Timothy A. Ford	28,000	883,966	71,334	30,866	1,532,815	181,125
Karen M. Meyer	38,708	1,356,024	130,598	39,066	3,025,063	230,525
J. Lawrence McIntyre	0	0	6,668	27,332	82,350	164,650

(1)       Difference between October 31, 2005 closing price of the Common Stock on the NYSE ($36.51) and the option exercise price.

(2)       One-third of each of these share amounts vested and became exercisable on December 2, 2005 (Fiscal 2006).

Long Term Incentive Compensation

The following table shows awards of long term incentive compensation made during Fiscal 2005 under the Performance Share Plan to the two individuals who served as Toro’s Chief Executive Officer and the four other named executive officers, adjusted for the 2-for-1 stock split effective March 28, 2005.

			Estimated Future Payouts
			Under Non-Stock
	Number of Shares,	Performance or Other	Price-Based Plan(s)(2)
	Units or	Period Until	Threshold	Target	Maximum
Name	Other Rights (#)(1)	Maturation or Payout	(#)	(#)	(#)
Michael J. Hoffman	1 Award	Fiscal 2005 through 2007	1	18,000	36,000
Kendrick B. Melrose	0 Award	Fiscal 2005 through 2007	0	0	0
Stephen P. Wolfe	1 Award	Fiscal 2005 through 2007	1	9,600	19,200
Timothy A. Ford	1 Award	Fiscal 2005 through 2007	1	7,200	14,400
Karen M. Meyer	1 Award	Fiscal 2005 through 2007	1	9,000	18,000
J. Lawrence McIntyre	1 Award	Fiscal 2005 through 2007	1	6,200	12,400

(1)       Performance Share Awards are granted under the Performance Share Plan. A Performance Share Award is a right to receive shares of Common Stock if Toro achieves pre-established financial performance goals during a performance period, usually three years. If performance goals are achieved at levels above or below a pre-established target level, the number of shares issued in payment of the award will be increased or reduced, including to zero. For additional information on this plan, see the Compensation and Human Resources Committee Report.

(2)       The amounts shown are the number of shares of Common Stock that may be issued if performance goals are achieved. The goals are based on cumulative net income plus after tax interest and cumulative average net assets turns, as set forth in a matrix approved by the Compensation and Human Resources Committee. If actual performance is below performance goal threshold levels, no payouts are made. The potential dollar value of a payout will fluctuate with the market value of the Common Stock. At the date of the grant of these awards on December 2, 2004, the closing price of the Common Stock on the NYSE was $37.02. On October 31, 2005, the closing price of the Common Stock was $36.51.

Equity Compensation Plan Information

The following table and footnotes provide information about shares of Toro Common Stock that may be issued under Toro’s equity compensation plans, as of October 31, 2005, as adjusted for 2-for-1 stock splits effective March 28, 2005 and April 1, 2003.

	(a)	(b)	(c)
	Number of securities to be	Weighted average exercise	Number of securities remaining
	issued upon exercise	price of outstanding options,	available for future issuance
	of outstanding options,	warrants and rights	under equity compensation plans
Plan Category	warrants and rights		(excluding securities reflected in
			column (a))
Equity compensation plans approved by security holders	4,321,812 (1)	$17.055 (2)	2,563,775 (3)
Equity compensation plans not approved by security holders	0	N/A	92,712 (4)
Total	4,321,812	$17.055	2,656,487

(1)       Amount includes outstanding options under The Toro Company 2000 Stock Option Plan, The Toro Company 1993 Stock Option Plan and The Toro Company 2000 Directors Stock Plan. Amount also includes 868,800 outstanding Performance Shares under the Performance Share Plan. The actual number of shares that will be issued under those awards is subject to reduction, depending on Toro’s financial goal achievement.

(2)       Performance shares do not have an exercise price and have therefore been excluded from the weighted-average exercise price calculation in column (b).

(3)       Amount includes 796,283 shares remaining available at October 31, 2005 for future issuance upon exercise of options that may be granted under the 2000 Stock Option Plan. This plan is proposed to be amended to increase the number of authorized shares by 400,000. See Proposal Two. Amount also includes 1,567,492 shares remaining available for awards under the Performance Share Plan. Amount also includes 200,000 shares that remain available under The Toro Company 2000 Directors Stock Plan, which may be used for annual grants of shares of Common Stock to nonemployee directors, in addition to option grants. See Proposal One.

(4)       Amount includes 92,712 shares remaining available for future issuance under the Toro Australia Pty. Limited General Employee Stock Plan. This plan was not required to be approved by stockholders at the time of its adoption. Under this plan, eligible employees of a subsidiary of Toro may acquire shares of Toro Common Stock in exchange for salary reduction. Up to 100,000 shares of Common Stock are authorized to be issued under this plan.

Performance Graph

The following graph depicts total cumulative stockholder return (assuming reinvestment of dividends) of Toro Common Stock, the S&P 500 Index and an industry peer index for the preceding five fiscal years commencing with Fiscal 2001.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE TORO COMPANY, THE S & P 500 INDEX, AND
A PEER GROUP

	Cumulative Total Return
	10/00	10/01	10/02	10/03	10/04	10/05
THE TORO COMPANY	100.00	124.07	186.37	291.91	402.48	433.18
S & P 500	100.00	75.10	63.75	77.01	84.27	91.62
PEER GROUP	100.00	107.33	115.66	162.33	190.00	211.01

*This graph assumes $100 invested on October 31, 2000 in the Common Stock, the S&P 500 Index and the peer group index including reinvestment of dividends.

The industry peer index is based on companies included in the Fortune 500 Industrial and Farm Equipment Index for 2002, the most recent year available, including: AGCO Corporation, The Alpine Group, American Standard Companies, Inc., The Black & Decker Corporation, Briggs & Stratton Corporation, Caterpillar Inc., Crane Co., Cummins Engine Company, Inc., Deere & Company, Dover Corporation, Flowserve Corporation, General Cable Corporation, Harsco Corporation, Illinois Tool Works Inc., International Game Technology, ITT Industries, Inc., Kennametal Inc., Lennox International Inc., Milacron Inc., NACCO Industries, Inc., Pall Corporation, Parker-Hannifin Corporation, Pentair, Inc., Snap-On Incorporated, The Shaw Group Inc., Stewart & Stevenson Services Inc., Tecumseh Products

Company, Teleflex, Terex Corporation, Timken Company, Unova, Inc., Walter Industries Inc. and York International Corporation.

Publication of the Fortune 500 Industrial and Farm Equipment Index was discontinued after 2002. However, management believes that the issuers in the index provide a good representation of Toro’s peer issuers on an industry basis and the use of the group provides continuity because Toro has used the index for many years.

Compensation and Human Resources Committee Report
On Executive Compensation

This report is furnished by Toro’s Compensation and Human Resources Committee of the Board of Directors. We review, establish and approve changes to compensation policies and administer compensation plans for Toro’s executive officers.

General Policies

Toro’s compensation policies are designed to attract, retain and motivate highly qualified executives; to assure that Toro competes successfully for executive talent to accomplish its goals; to compensate executive officers for performance, and to encourage significant ownership of Toro Common Stock by its officers. For over a decade, we have tied a substantial portion of total executive compensation to achievement of financial goals of Toro and its divisions. Over seven years ago, we eliminated a cash-based long term compensation plan and have since relied heavily on Performance Shares as a component of total compensation, linking a significant portion of executive compensation to Toro’s stock price. Performance Shares ensure that compensation is reflected as an expense in Toro’s financial statements. Toro adopted FAS 123 beginning with Fiscal 2005, so that the expense of option grants is also reflected in our financial statements. We continue to be conservative in granting stock options. In recent years we have been awarding nonqualified stock options rather than incentive stock options, allowing Toro to benefit from tax deductions when options are exercised, in contrast to incentive stock option tax treatment, which may be less favorable to Toro. We believe these policies have contributed to the positive market performance of Toro’s Common Stock.

Each year we establish target dollar amounts of executive compensation based on an independent evaluation of the market competitiveness of Toro’s officer compensation program conducted by a professional compensation consulting firm. The Chair of the Committee meets privately with the consulting firm. We establish a target total compensation package for each executive position, usually within a range of plus or minus 5% of the median market level for similar positions in businesses with revenues comparable to those of Toro, but subject to adjustment to reflect level of experience. Incentive compensation is intended to comprise the largest component of target compensation.

Toro’s total compensation package is divided into three components (base salary, annual incentive compensation and long-term incentive compensation). In recent years Toro’s targeted total compensation package has been lower than the median market, and the Committee has taken steps to increase components of compensation as necessary.

Base Salary

We establish a base salary range for each executive position, with the midpoint reflecting median base salaries for the comparative group in the marketplace. Survey data is provided annually by a professional compensation consulting firm.

A base salary within the range is set for each executive by considering the experience and individual performance of the executive. In late Fiscal 2004, we made a decision to move the annual date for base salary adjustments for officers from July to the first day of the fiscal year. We also determined that the base salaries of Toro’s executive officers were below market medians and outside the range we considered desirable from a competitive standpoint. Therefore, we increased base salaries for the Chief Executive Officer and other named executive officers effective November 1, 2005. This increase resulted in two base salary increases during calendar year 2004, and began to move base salaries to a more competitive range. For Fiscal 2005, we increased the base salary for Mr. Melrose for the period of his service as Chief Executive Officer, by 4.8% from his Fiscal 2004 base salary. We increased Mr. Hoffman’s base salary at the beginning of Fiscal 2005 by 69.9%, a significant increase that reflected his anticipated election as Chief Executive Officer. Even with that increase, and a further increase made November 30, 2005, his base salary is not yet in the market median range for chief executive officers, reflecting his new status in that position. When Mr. Melrose became Executive Chairman of the Board of Directors, his annual base salary was reduced to $500,000, reflecting his reduced responsibilities. Base salaries at the beginning of Fiscal 2005 for the other named executive officers ranged from 7.1% to 10.7% higher than at the beginning of Fiscal 2004, reflecting mid-year and year-end Fiscal 2004 salary adjustments. For compensation purposes, the Committee evaluates the Chief Executive Officer’s performance on an annual basis, and he then evaluates the other named executive officers. Those evaluations are used by the Committee in establishing base salaries.

Incentive Compensation

An executive of Toro will earn total compensation that is competitive with the market only if Toro achieves corporate financial performance goals and incentive compensation is paid. If goals are exceeded, incentive compensation can cause total compensation to exceed median market levels. Toro’s financial performance under the Annual Incentive Plan exceeded our goals for Fiscal 2005 and achievement of long-term performance goals under the Performance Share Plan was substantially above target. Because payments under the Performance Share Plan are made in shares of Toro Common Stock, and Toro’s stock has performed well in the market over the past three years, total compensation was again substantially above median market levels, continuing to reflect strong performance that has benefited all stockholders.

The incentive components of compensation are intended to encourage achievement of both short-term and long-term financial and operational objectives. We have increasingly placed emphasis on compensation tied to the market price of Toro’s Common Stock, supplementing traditional stock option grants with awards of Performance Shares since 1998, so that the value of long-term incentive compensation is based to a great degree on performance of Toro’s Common Stock in the market.

Toro’s solid financial performance in Fiscal 2005 resulted in Mr. Hoffman’s incentive compensation comprising nearly 74% of his total compensation (excluding the value of stock option gains). His total compensation package is not yet at market median levels for chief executive officers, reflecting his recent election to the position. Mr. Melrose’s targeted total compensation for the period he served as Chief Executive Officer was at market median levels.

Annual Incentive Compensation.   Under Toro’s stockholder-approved Annual Incentive Plan, executive officers and other key employees are eligible to receive an annual cash bonus based on a percentage of base salary (determined by the executive officer’s position), Toro’s achievement of annual performance goals and, for most participants, division goals. If performance goals are exceeded, award amounts increase up to a pre-established maximum of 200% of the target award amount. If goals are not met, awards are reduced or not paid at all. Proposed participants in the Annual Incentive Plan are recommended by management and selected by the Committee. The Annual Incentive Plan allows the us to fix the maximum dollar amount of an award at target (planned) performance for the Chief Executive Officer at 100% of base salary and for the other named executive officers at 75% of their base salaries. For Fiscal 2005, we set the target percentages for the annual awards at 65% for Mr. Hoffman, 75% for Mr. Melrose as CEO and 50% or 55% for the other named executive officers. Percentages are based on the executive’s job position and outside competitive market factors and not on individual factors.

Under the Annual Incentive Plan as in effect for Fiscal 2005, the Committee established earnings per share (EPS) and “average net assets turns” performance goals, with 60% weight given to the EPS goal. Additional division goals were established for other executive officers based on division controllable profit contribution and current assets turns goals, tailored to each division. A division participant’s award was based 50% on corporate goal achievement and 50% on division goal achievement. If a division does not achieve its goals at the minimum level, no bonus is paid. No individual strategic performance goals were established for any executive participant for Fiscal 2005.

Toro achieved its corporate performance goals for Fiscal 2005, with EPS exceeding target goals and average net assets turns slightly below target. Bonus payments were made under the Annual Incentive Plan at 107.9% of target awards for corporate participants, including Mr. Hoffman, Mr. Melrose and the four other named executive officers. Award payments of 136.3% of targets were made to international division participants, reflecting strong performance. Commercial division performance also exceeded targets, and participants received awards at 126.1% of target. Efforts of the agricultural division paid off with greatly improved performance in Fiscal 2005 and participants received award payments at 129.5% of target. Irrigation division performance remained strong, and award payments were 123.7% of target. The consumer division received the corporate payout, but not the divisional payout, reflecting disappointing performance on division controllable profit contribution.

Mr. Melrose’s bonus under the Annual Incentive Plan was prorated and paid only for the 4½ months he served as Chief Executive Officer. When Mr. Melrose resigned as CEO and became Executive Chairman of the Board, we informed him that we would consider paying a bonus based on his effectiveness in serving as a mentor to Mr. Hoffman during the latter’s succession as Toro’s Chief Executive Officer and in providing other executive support to Toro. We determined that Mr. Melrose achieved his objectives and we exercised our discretion to authorize a payment of $89,062 to him with respect to the period from March 15 to October 31, 2005.

Long-Term Incentive Compensation.   Key employees may receive long-term incentive compensation in the form of Performance Shares under the Performance Share Plan and stock options under Toro’s stockholder-approved plans.

Under a Performance Share Award, shares of Common Stock are issued if Toro achieves pre-established performance goals, generally over a three-year period. The number of shares covered by an award is based on a target dollar value that is a component of total compensation divided by the market value of the Common Stock prior to the time of the award, discounted for projected annual forfeitures. Under awards granted in Fiscal 2003 for the three-year award period Fiscal 2003 to 2005, the Committee established performance goals based on cumulative net income plus after tax interest expense and cumulative corporate average net assets turns. Toro significantly outperformed the cumulative net income plus after tax interest goal and cumulative corporate average net assets turns goal. We certified payments to plan participants, including Mr. Hoffman, Mr. Melrose and the named executive officers, at 179.3% of target award amounts.

In 1998, we adopted The Toro Company Deferred Compensation Plan for Officers, which allows a participant to defer receiving shares of Common Stock actually earned under the Performance Share Plan and to receive the shares at a later date, generally after retirement, thereby deferring taxes due. Beginning in Fiscal 1998 we introduced a mandatory stock ownership requirement for officers, and again in Fiscal 1999, we allowed officers to elect to defer receipt of their earned annual cash bonus into Common Stock units under the Annual Incentive Plan, and to receive a 50% match in units, subject to vesting requirements. Because the units fluctuate with the value of Toro’s Common Stock, an officer’s personal financial exposure to the market value of the Common Stock is increased. In addition, the value of the units remain an asset of Toro, subject to the claims of Toro’s general creditors, so that if Toro were to encounter financial difficulty, an officer might ultimately not receive compensation that has in fact been earned.

We also make stock option grants pursuant to Toro’s stock option plans. In Fiscal 2005, we granted options to all management employees, including Mr. Hoffman, Mr. Melrose and the four other named executive officers, but we significantly reduced the number of shares covered by the grant to Mr. Melrose because of his planned retirement as Chief Executive Officer. For Fiscal 2005, we established a dollar amount that was a percentage of each individual’s total target compensation, and divided that amount by the Black-Scholes grant date fair value for an option to purchase one share, to determine the number of shares in each option. All options have an exercise price per share equal to fair market value of one share of Common Stock at the date of grant. The options granted to Mr. Hoffman, Mr. Melrose and the other named executive officers in Fiscal 2005 vest in three approximately equal amounts on each of the first, second and third anniversaries after the date of grant and remain exercisable for a period of ten years after the date of grant. Stock option grants to the Chief Executive Officers and named officers are shown in the Summary Compensation Table.

Chief Executive Officer Succession.   We have previously reported on the special 1995 stockholder-approved incentive compensation plan for Mr. Melrose, which encouraged him to remain with Toro, while assuring the timely development and election of his successor as Chief Executive Officer. The deadline for achievement of the final goal, the election by the Board of Mr. Melrose’s successor, was October 31, 2005. On February 17, 2005, the Board voted to elect Mr. Hoffman as Mr. Melrose’s successor, effective March 15, 2005, and our Committee certified that Mr. Melrose had achieved the third and final performance goal under this special succession incentive plan. We certified the payment and delivery to Mr. Melrose of 48,908 shares of Toro Common Stock (adjusted for two 2-for-1 stock splits). We also certified the payment of the value of 69,868 performance units, to be used to purchase a ten year annuity for Mr. Melrose. The value of a performance unit reflects the value of one share of Common Stock. When we granted these performance units in 1995, their aggregate value was $500,000. On December 31, 2005, the date Mr. Melrose retired as an employee of Toro and entered into a Post-Retirement Consulting and Noncompetition Agreement, the value of the performance units had risen to $3,058,122, based on our stock price on December 30, 2005. Under the Post-Retirement Consulting and Noncompetition Agreement, Mr. Melrose is entitled to be paid a total of $586,309 over a five year period, as required under the Chief Executive Officer Succession Incentive Award Agreement.

Perquisites.   Toro provides members of its management, including Mr. Hoffman, Mr. Melrose and the named executive officers, with a variety of perquisites, including payments up to a fixed annual amount for a leased automobile (with no limit for the Chief Executive Officer), including gasoline and car maintenance; club dues payments of up to $200 per month for one club; personal and financial tax advisory services having a value of up to $6,000 ($12,000 for Mr. Hoffman); Toro products (with a $6,000 limit on irrigation systems); reserved parking; up to $500 for expenses of an annual executive physical and nutrition assessment not covered by insurance; company paid medical insurance for the executive and dependents; travel and accident insurance; one basic level air travel club membership; a basic cell phone; access to Toro’s long distance telephone service for up to two lines in the executive’s primary residence, and an extra week of vacation. In Fiscal 2005, Mr. Ford was given two extra weeks of vacation. For Fiscal 2005, the value of these perks did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any executive officer except Mr. Melrose, as shown in the Summary Compensation Table. We believe these perks are an important component of compensation and are necessary to compete for top management talent.

Section 162(m).   In making its decisions about compensation for Mr. Hoffman, Mr. Melrose and other officers likely to be named executive officers, the Committee considers Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which limits to $1 million per year the compensation expense deduction Toro may take for compensation paid to a person who is a “covered employee” for purposes of the Internal Revenue Code, unless the compensation is “performance-based.”  It is generally the policy of Toro that the components of executive compensation that are inherently performance-based should qualify for this exclusion from the deduction limitation under Section 162(m). The Committee believes that annual incentive award payments under the Annual Incentive Plan, long-term incentive award payments under the Performance Share Plan and stock options currently qualify as performance-based.

We believe, however, that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy, and therefore reserve the right, in appropriate circumstances, to pay amounts in addition to base salary that might not be deductible. The Committee’s purpose in doing so is to assure that Toro retains its best executives and remains competitive in the market for executive talent.

If non-performance-based compensation in excess of $1 million should become payable to a person who is a “covered employee”, we may consider requiring deferral of receipt of any amounts earned in excess of the cap to a tax year following the year in which the individual leaves the employment of Toro, if permissible under the Internal Revenue Code and regulations thereunder.

Stock Ownership Guidelines

In November 1997, the Committee adopted guidelines to encourage accumulation and retention of Toro Common Stock by officers of Toro, ranging from a goal of five times base salary for the Chief Executive Officer to two or three times for other corporate officers. The recommended time period for reaching the guideline is five years. Based on the Committee’s evaluation as of November 30, 2005, each of the named executive officers was in compliance with the established guidelines. The Committee will continue to review compliance with the policy on an annual basis.

Approval of Incentive Plans

All of our recommendations with respect to compensation attributable to Fiscal 2005 were approved and adopted by the Board of Directors. In accordance with Toro’s past practice under Section 16 of the Securities Exchange Act of 1934 and Section 162(m), we continue to make decisions regarding the grant of stock options and other awards, and our decisions are reported to and ratified by the Board.

Compensation and Human Resources Committee
Edwin H. Wingate, Chair	Katherine J. Harless
Ronald O. Baukol	Robert H. Nassau
Janet K. Cooper	Gregg W. Steinhafel

Compensation and Human Resources
Committee Interlocks and Insider Participation

The members of the Compensation and Human Resources Committee are Edwin H. Wingate, Chair, Ronald O. Baukol, Janet K. Cooper, Katherine J. Harless, Robert H. Nassau and Gregg W. Steinhafel. Mr. Wingate was an officer of Toro from 1969 until 1981. None of the other named directors is or has been an officer or employee of Toro. Although Mr. Hoffman and Mr. Melrose are not members of the committee, they attend the meetings for the purpose of providing continuity and detailed information about employees and compensation plans. Mr. Hoffman and Mr. Melrose have not participated in any option grant or incentive award decision or any decision of the committee that might affect them personally. Mr. Melrose resigned as an officer and employee of Toro effective December 31, 2005. Neither he nor Mr. Wingate will continue as a director after the 2006 Annual Meeting.

PROPOSAL TWO—AMENDMENT OF THE TORO COMPANY
2000 STOCK OPTION PLAN

At its November 30, 2005 meeting, the Compensation and Human Resources Committee authorized, and the Board of Directors adopted, an amendment to The Toro Company 2000 Stock Option Plan (the “2000 Plan”) to increase the number of shares of Common Stock authorized for issuance pursuant to options to be granted under the plan by 400,000, to a total of 6,400,000 authorized shares (adjusted for two 2-for-1 stock splits). The amendment is intended to ensure that sufficient shares of Common Stock will be available for Toro to continue to grant options to key employees. At the date of this Proxy Statement, 386,622 shares remain available for option grants under the 2000 Plan.

The Board also amended the 2000 Plan to respond to recent developments in corporate governance, including (a) requiring stockholder approval of material revisions of the plan, consistent with New York Stock Exchange rules; (b) expressly stating minimum vesting requirements for options; (c) eliminating the accelerated ownership option feature, and (d) eliminating a provision that allowed the reuse of authorized shares that were not issued because of option expiration or termination or that became available again when the option exercise price was paid with shares of Common Stock. These amendments were effective immediately.

Stockholders are asked to approve the amendment to increase the number of authorized shares in order (a) to permit some options to be treated as incentive stock options for purposes of Section 422 of the Internal Revenue Code, (b) to qualify compensation under the 2000 Plan as performance-based for purposes of Section 162(m), (c) to satisfy NYSE guidelines relating to stockholder approval of material revisions to equity compensation plans and (d) to comply with the amended provisions of the plan relating to plan amendment. If stockholder approval is not received, the Compensation and Human Resources Committee will reconsider the amendment to the 2000 Plan and the present plan will remain in effect.

Summary of the 2000 Plan Features

Following is a summary of material features of the 2000 Plan.

Purpose.   The purpose of the 2000 Plan is to enhance stockholder value by providing an incentive to key employees, including executive officers and consultants, to contribute significantly to Toro’s long term performance and growth, to link a significant portion of a participant’s compensation to the value of the Common Stock and to attract and retain experienced and knowledgeable employees on a competitive basis.

Eligibility and Participation.   Any employee regularly employed in an executive, managerial, professional or technical position, and any other individual who performs services for the Company, and who contributes significantly to Toro’s long term performance objectives, is eligible to participate in the 2000 Plan. The committee has the power to select individuals to whom options will be granted. At the present time, approximately 140 employees are eligible to participate in the plan.

Award of Options and Terms.   Options may be granted either as incentive stock options under Section 422 of the Internal Revenue Code, or as nonqualified options. For two years, the committee has granted nonqualified options only. The term of each option is fixed by the committee, subject to the requirements of Section 422 for incentive stock options, but no option may have a term longer than ten years. The exercise price of an option may not be less than 100% of fair market value of the Common Stock on the date of grant. After an option is granted, the exercise price may not be reduced. The market value of one share of the Common Stock on the NYSE on January 17, 2006 was $45.40.

An option granted to an officer or general manager will vest and become exercisable in three approximately equal installments on each of the first, second and third anniversaries after the date of grant. An option granted to an employee or other service provider who is not an officer or general manager will vest and become exercisable in full on the second anniversary after the date of grant. The committee has the authority, however, to determine whether an option agreement will specify longer periods after the date of grant during which an option may not yet be exercisable and also may provide for accelerated vesting in the event of an option holder’s disability or death. Options continue to vest after an option holder retires, in some circumstances, as provided in the plan.

An option may not be transferred except by will or the laws of descent and distribution. During the lifetime of the option holder, the option may be exercised only by the option holder and only while an employee of Toro unless the committee provides otherwise. If the committee does not establish other provisions at the time of grant, an option may be exercised (a) not later than the earlier of the date the option expires or one year after termination of employment by reason of disability or death, (b) not later than the earlier of the date the option expires or up to four years after the date of retirement as defined in the 2000 Plan, unless otherwise defined in an agreement, or (c) for up to three months after termination for reasons other than disability, death or retirement. If an option holder terminates employment or performance of services and is employed or retained by a competitor of Toro within one year, or violates a confidentiality or similar agreement with Toro or engages in conduct detrimental to Toro, Toro may cancel or rescind any outstanding options held by that person and will have the right to the return of the economic value of any option realized during the 12 month period prior to the option holder’s termination of employment or service.

The 2000 Plan provides that the committee may permit exercise of an option by a variety of methods, including payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock, or a same day sale through a brokerage firm in accordance with regulations of the Federal Reserve Board.

Maximum Award.   The maximum number of shares that may be covered by options granted to any individual during any calendar year is 100,000. If the committee grants incentive stock options, then to the extent the aggregate fair market value (as of the grant date) of Common Stock with respect to which such options are exercisable for the first time during any calendar year by an individual exceeds $100,000 or such other limit as may be required by the Internal Revenue Code, options that exceed such limit will be treated as nonqualified options.

Change of Control.   In the event of a change of control of Toro as defined in the 2000 Plan, all unvested options will fully vest, unless otherwise limited by the committee at the time of grant.

Plan Amendment and Termination.   The 2000 Plan may be amended, suspended or terminated at any time by the Board of Directors, but no amendment that (a) would increase the maximum number of shares that may be subjected to options or may be awarded to a person referred to in Section 162(m), or (b) would modify requirements as to eligibility for participation in the plan or (c) would constitute a material revision or (d) is required by law to be approved by stockholders, will be effective without approval of the stockholders, in accordance with applicable laws. No amendment to the 2000 Plan may, without the consent of the option holder, alter or impair any previously-granted option. The plan will remain in effect until all shares of Common Stock reserved for issuance have been purchased, except that no options may be granted under the plan after March 29, 2010.

Shares Authorized.   The number of shares of Common Stock authorized for issuance under the 2000 Plan as amended is 6,400,000, subject to adjustment in the event of a stock split, recapitalization or other similar change affecting the Common Stock. If the amendment is approved, the total number of shares that will remain available to be subject to option grants is 786,622. Shares of Common Stock to be issued upon the exercise of options may be authorized but unissued shares, reacquired or treasury shares or outstanding shares acquired in the market or from private sources or a combination thereof.

Benefits.   Because awards under the 2000 Plan are made at the discretion of the committee, it is not presently possible to determine the dollar value of award payments that may be made, or the individuals who may be selected for such awards, in the future under this plan. Stock option grants under the 2000 Plan made in Fiscal 2005, to the two individuals who served as Chief Executive Officer and each of the other named executive officers, are shown in the Summary Compensation Table and the Stock Options table. Options granted in Fiscal 2005 to all executive officers as a group aggregated 184,200 shares, and to all non-executive officer employees as a group, aggregated 244,680 shares, adjusted in each case for the 2-for-1 stock split effective March 28, 2005. Non-executive directors (outside directors) are not eligible to participate in this plan.

Tax Consequences Under the Plan

Following is a brief description of the federal income tax treatment that will generally apply to options granted under the 2000 Plan, based on the Internal Revenue Code as presently in effect.

With respect to incentive stock options, generally the option holder is not taxed and Toro is not entitled to a deduction on either the grant or the exercise of an incentive stock option, so long as the requirements of Section 422 of the Internal Revenue Code continue to be met. If the option holder meets the employment requirements and does not dispose of the shares of Common Stock acquired upon exercise of an incentive stock option until at least (a) one year after transfer of the shares pursuant to the exercise of the option and (b) two years after the date the option was granted, gain or loss realized on sale of the shares will be treated as long term capital gain or loss. If the shares of Common Stock are disposed of before those periods expire, which is called a disqualifying disposition, the option holder will be required to recognize ordinary income in an amount equal to the lesser of (a) the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price or (b) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon such a disqualifying disposition, Toro will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by such person.

The grant of an option that does not qualify for treatment as an incentive stock option is generally not a taxable event for the option holder. Upon exercise of the option, the option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the option, and Toro will be entitled to a deduction in an equal amount, in the same tax year.

Option agreements under the 2000 Plan may provide for accelerated vesting in the event of a change of control of Toro. If such a provision becomes effective, certain amounts with respect to benefits derived may be characterized as “parachute payments” under provisions of the Internal Revenue Code. If such provisions are applicable, an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Internal Revenue Code Section 4999 and Toro will be denied a deduction with respect to such excess parachute payment pursuant to Internal Revenue Code Section 280G. An employee generally is deemed to have received a “parachute payment” if such employee receives compensation that (a) is contingent upon a change in the ownership or control of Toro and (b) exceeds, in the aggregate, an amount equal to three times the employee’s “base amount”. The “base amount” generally is the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the total parachute payments to such person over such person’s base amount.

The Board of Directors unanimously recommends a vote FOR the approval of amendment of The Toro Company 2000 Stock Option Plan.

PROPOSAL THREE—RATIFY SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has again selected KPMG LLP to serve as our independent registered public accounting firm for Fiscal 2006. Although it is not required to do so, the Board of Directors is asking you to ratify the Audit Committee’s selection of KPMG LLP. Even if the selection is ratified, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of Toro and its stockholders.

Representatives of KPMG LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they wish to do so.

If the stockholders do not approve the selection of KPMG LLP, the Audit Committee will reconsider its selection.

Audit, Audit-Related, Tax and Other Fees

The following table presents fees billed by KPMG LLP for professional services for Fiscal 2005 and 2004, by category as described in the notes to the table. All fees paid to KPMG were pre-approved by the Audit Committee.

	2005	2004
Audit Fees(1)	$1,650,300	$781,200
Audit-Related Fees(2)	69,000	50,000
Tax Fees(3)	61,000	107,000
All Other Fees	-0-	-0-

(1)  Audit Fees for Fiscal 2005 and Fiscal 2004 include aggregate fees billed or expected to be billed for professional services rendered by KPMG LLP in connection with the audit of Toro’s annual financial statements, and review of financial statements included in Toro’s quarterly reports on Form 10-Q and statutory audits of certain of Toro’s international subsidiaries. Audit fees for Fiscal 2005 also include professional services rendered for the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)  Aggregate fees billed for KPMG LLP’s assurance and services reasonably related to the performance of the audit or review of Toro’s financial statements, including benefit plan audits.

(3)  Aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning, including preparation of tax forms and some consulting for overseas and foreign tax matters.

Auditor Fees Pre-approval Policy

In 2003, the Audit Committee amended provisions of its charter on approval of audit and non-audit services to be provided by the independent registered public accounting firm to Toro. The provision requires that the committee review and pre-approve in advance the fees and types of audit services and non-audit services to be performed by the independent public accountants, other than de minimus non-audit services allowed by relevant law. The committee may periodically pre-approve the retention of the independent registered public accounting firm for additional non-audit services. All of the services provided by KPMG LLP for which Toro paid Audit-Related Fees and Tax Fees, as shown in the table above, were approved by the committee in accordance with it spre-approval policy.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as Toro’s independent registered public accounting firm for Fiscal 2006.

CORPORATE GOVERNANCE

Corporate Governance Certification

In accordance with NYSE Listing Standard 303A.12, Mr. Hoffman, Toro’s Chief Executive Officer, certified to the NYSE, as of April 13, 2005, that he was unaware of any violation by Toro of the NYSE’s corporate governance listing standards.

Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers

All of our employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Toro’s continued growth and profitability are linked to our ability to make decisions that are consistent with our traditional business values and ethical principles. The Board of Directors adopted a Code of Ethics for the CEO and Senior Financial Officers applicable to the Chief Executive Officer, Chief Financial Officer (Toro’s principal financial officer), Vice President and Corporate Controller (Toro’s principal accounting officer and controller), and to all business unit controllers and senior accounting personnel identified by the Corporate Controller (“Senior Financial Officers”) who are bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Toro’s Code of Conduct and its Code of Ethics for the CEO and Senior Financial Officers are published on our web site at www.thetorocompany.com/corporategovernance. Copies of the codes are available in print without charge to any person who requests them. Please address your request to Toro’s Assistant Corporate Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196, or by telephone at 888-237-3054, or by email at jeanne.ryan@toro.com.

Complaint Procedure; Communications with Directors

In Fiscal 2003, the Board of Directors first appointed Dale R. Olseth as presiding non-management director (sometimes referred to as the “Lead Director”) with the responsibility to facilitate communications by stockholders and employees directly with the independent, non-management members of the Board of Directors, as well as to convene and preside at executive sessions of the Board. The presiding non-management director maintains a special telephone line in his office, for the purposes described below.

As required by the Sarbanes-Oxley Act of 2002, we maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding these matters by any employee. Any employee who believes he or she has witnessed an incident involving financial fraud may leave a confidential or anonymous message at 1-800-850-7247 (U.S.) or +1-703-797-1734 (outside U.S.) or for the presiding non-management director, Dale R. Olseth, at 952-887-7268.

Toro’s Board of Directors has also established a process for stockholders to send communications to the non-management directors. Stockholders may communicate with the Board or the non-management directors through the presiding non-management director by calling 952-887-7268 or by writing to Toro’s Corporate Secretary, 8111 Lyndale Avenue South, Bloomington, MN 55420. Communications sent to Toro addressed to the Board of Directors or to any non-management director are reviewed by the Corporate Secretary. Some types of communications will not be forwarded to the presiding non-management director. These include job inquiries, surveys and requests for information about Toro, offers of goods and services, requests for donations and sponsorships and product ideas, as well as communications unrelated to Toro or its business. If the communication does not fall in one of these categories, it will be forwarded to the presiding non-management director.

Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are brought to the attention of the Audit Committee chair and are handled in accordance with procedures established by the Audit Committee. These concerns may also be reported through Toro’s anonymous confidential compliance line at 1-800-850-7247 (from the U.S.) or 1-703-797-1734 (from outside the U.S.) or to the presiding non-management director at 952-887-7268. If requested, Toro will endeavor to keep information that has been submitted confidential, subject to any need to conduct an effective investigation and take appropriate action. At this time, no material or other action has been taken by the Board of Directors as a result of a stockholder communication.

From time to time we revise Toro’s Corporate Governance Guidelines in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituencies. Toro’s Corporate Governance Guidelines are published on our web site at www.thetorocompany.com/corporategovernance. You may obtain a copy of the guidelines in print by addressing your request to Toro’s Assistant Corporate Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, by telephone 888-237-3054, or by email at jeanne.ryan@toro.com.

OTHER INFORMATION

Stockholder Proposals for Annual Meeting in 2007

The 2007 Annual Meeting of Stockholders is expected to be held on March 13, 2007. If you wish to make a proposal to be included in Toro’s Proxy Statement for the 2007 Annual Meeting, the Secretary of Toro must receive it no later than the close of business on October 3, 2006, unless the date of the meeting is delayed by more than 30 calendar days.

Under Toro’s Bylaws, if you wish to nominate a candidate for election to the Board of Directors or propose other business at the 2007 Annual Meeting, you must give complete and timely written notice to the Secretary of Toro, not later than December 17, 2006 nor earlier than November 2, 2006. If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days, your notice must be delivered not earlier than the 90th day nor later than the 60th day prior to the rescheduled meeting, or the 10th day following the day on which Toro first makes public announcement of the rescheduled meeting. If you would like a copy of Toro’s Bylaws, you may write to Toro’s Secretary or obtain a copy through the SEC’s EDGAR filing database at www.sec.gov/edgar/searchedgar/webusers.htm (Exhibit 4(c) to Toro’s Current Report on Form 8-K dated November 30, 2005). If a proposal is not timely and properly made in accordance with the procedures set forth in the Bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Toro’s Proxy Statement or Annual Report on Form 10-K may have been sent to multiple stockholders at a shared address. Additional copies of these documents are available in print to any stockholder who requests them. Please address your request to Toro’s Investor Relations Department at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196, or by telephone at 952-887-7141, or by email at invest@toro.com. Any stockholder who wants to receive separate copies of Toro’s Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder. A copy of these documents may also be downloaded and printed from Toro’s web site at www.thetorocompany.com/corporategovernance.

Annual Report

Toro’s Annual Report on Form 10-K for Fiscal 2005 (the fiscal year ended October 31, 2005) is enclosed with the mailing of this Proxy Statement to stockholders of record. The Form 10-K includes consolidated financial statements and notes, selected financial data and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Form 10-K is included with Toro’s Annual Report—Fiscal Year 2005, which contains information about Toro’s businesses, but is not part of Toro’s disclosure deemed to be filed with the Securities and Exchange Commission.

Cost and Method of Solicitation

Toro will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to beneficial owners of the Common Stock. Toro will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and employees of Toro may solicit proxies by telephone, electronic transmission and personally. They will receive no compensation for such services other than regular employee compensation. Toro has retained Morrow & Co. for an estimated fee of $7,500 plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies, and also paid Morrow & Co. $13,090 to conduct a study on possible voting by Toro stockholders.

Other Business

We know of no other matters that may come before the Annual Meeting. However, if matters other than those referred to above should properly come before the Annual Meeting, the persons named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

Dated: January 31, 2006

BY ORDER OF THE BOARD OF DIRECTORS

J. LAWRENCE MCINTYRE Vice President, Secretary and General Counsel

Appendix

The Toro Company 2000 Stock Option Plan*

*The Company intends to register shares of Common Stock provided for under The Toro Company 2000 Stock Option Plan under the Securities Act of 1933, as soon as practicable after March 14, 2006.

THE TORO COMPANY

2000 STOCK OPTION PLAN

1.     Purpose. The purpose of The Toro Company 2000 Stock Option Plan (the “Plan”) is to enhance stockholder value of The Toro Company (the “Company”) by providing an incentive to key employees and other key individuals who perform services for the Company to contribute significantly to the long-term performance and growth of the Company; to link a significant portion of a participant’s compensation to the value of the Company’s Common Stock, par value $1.00 per share, and related Preferred Share Purchase Rights (“Common Stock”); and to attract and retain experienced and knowledgeable employees on a competitive basis. These purposes are expected to be achieved by granting options to acquire the Common Stock (“options”).

2.     Eligibility. Any employee of the Company who is regularly employed in an executive, managerial, professional or technical position and any other individual who performs services for the Company and who contributes significantly to the strategic and long-term performance objectives of the Company is eligible to participate in the Plan. Options may be granted to directors of the Company who are also employees of the Company. More than one option may be granted to the same individual.

a.     Limitations. No option may be granted to an individual who owns, directly or indirectly, Common Stock or other capital stock of the Company possessing more than 5% of the total combined voting power or value of any class of capital stock of the Company or a subsidiary immediately after such option is granted, and the maximum number of shares that may be covered by options granted to any individual during any calendar year shall be 100,000 shares. Except for the foregoing limitations, there is no minimum or maximum number of shares of Common Stock with respect to which options may be granted to any individual under the Plan. Individuals to whom options are granted are referred to as “option holders”.

3.     Stock Options.

a.     ISOs and Nonqualified Options. Options granted under the Plan may be either nonqualified stock options (“nonqualified options”) or incentive stock options (“Incentive Stock Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

i. Incentive Stock Options. Incentive Stock Options shall meet the applicable requirements of, and contain or be deemed to contain all provisions required by, the Code or corresponding provisions of subsequent revenue laws and regulations in effect at the time such options are granted. Any ambiguities in construction shall be interpreted in order to effectuate such intent. To the extent that the aggregate fair market value of Common Stock (determined at the time of grant of the Incentive Stock Option) with respect to which Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) exceeds $100,000 or such other limit as may be imposed by the Code, such options to the extent they exceed such limit shall be treated as options which are not Incentive Stock Options. In applying the foregoing limitation, options shall be taken into account in the order in which they were granted.

b.      Agreements. Options shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors shall approve from time to time.

c.      Number of Shares, Date of Grant and Term. An option agreement shall specify the number of shares of Common Stock to which it pertains; the date of grant, which shall be the date on which the Committee grants an option or any later date which the Committee specifically designates, and the term of the option, which shall not exceed ten years.

d.      Exercise Price. The exercise price of an option shall be not less than 100% of fair market value of the Common Stock on the date of grant. Fair market value is the 4 p.m. Eastern Time closing price for the Common Stock as reported by the New York Stock Exchange. After an option is granted, the exercise price shall not be reduced.

e.      Vesting, Transferability and Exercisability.

(i) Vesting. An option granted to an officer or general manager of the Company shall vest and become exercisable in three approximately equal installments on each of the first, second and third anniversaries after the date of grant.  An option granted to an employee or other service provider who is not an officer or general manager of the Company shall vest and become exercisable in full on the second anniversary after the date of grant.  Notwithstanding the foregoing, the Committee shall have the authority to provide in any option agreement for any one or more of the following:  (a) longer periods after the date of grant during which an option or any portion thereof may not yet be exercisable, (b) acceleration of vesting in the event of an option holder’s disability or death and (c) continued vesting after an option holder’s retirement, subject to Section 3.e(iii)(c).

(ii) No Transfer. Options shall not be transferable by the option holder except by will or applicable laws of descent and distribution.

(iii) Exercise. During the lifetime of an option holder, an option may be exercised only by the option holder and only while an employee of the Company or a parent or subsidiary of the Company or otherwise performing services for the Company or a parent or subsidiary and only if the option holder has been continuously so employed or engaged since the date such options were granted, except as the Committee may otherwise determine and provide for in an option agreement at the time of grant or, if the Committee does not so provide, as follows:

(a) Disability. In the event of disability of an option holder, options may be exercised by such individual or his or her guardian or legal representative, not later than the earlier of the date the option expires or one year after the date employment or performance of services ceases by reason of such disability, but only with respect to an option exercisable at the time employment or performance of services ceases.

(b) Death. An option may be exercised after the death of an option holder only by such individual’s legal representatives, heirs or legatees, not later than the earlier of the date the option expires or one year after the date of death of such individual, and only with respect to an option exercisable at the time of death.

(c) Retirement. An option may be exercised by an option holder after such individual ceases to be an employee by reason of retirement for up to four years after the date of retirement but not later than the date the option expires, provided that the option holder has remained an employee of the Company through the last day of the fiscal year in which the option is granted.  “Retirement” shall have the meaning established by the Committee from time to time or, if no such meaning is established, shall mean termination of employment with the Company at or after age 55 and with a number of years of service that, when added together with the option holder’s age, equals at least 65.

(d) Other Termination of Employment. An option may be exercised by an option holder after such individual ceases to be an employee (for reasons other than disability, death or retirement) for up to three months after the date of termination of employment but not later than the date the option expires.

(iv) Non-compete. Notwithstanding any other provision of paragraph 3.e., if within one year after the termination of employment with or performance of services for the Company, an option holder is (a) employed or retained by or renders service to any organization that, directly or indirectly, competes with or becomes competitive with the Company, or if the rendering of such services is prejudicial or in conflict with the interests of the Company, or (b) violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights with the Company, or (c) engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company, the Company may cancel or rescind or restrict all options held by such individual and shall have the right to the return of the economic value of any option which was realized or obtained (measured at the date of exercise) by such individual at any time during the period beginning on the date that is twelve months prior to the date of termination to the date of the last exercise, provided however, that this provision shall not be applicable in the event of a Change of Control.

(v) Interruption in Service. Absence on leave from the Company, or other interruption in the performance of services, by an option holder shall, if approved by the Committee, not be deemed a cessation or interruption of employment or services for the purposes of the Plan.

f.     Methods of Exercise and Payment of Exercise Price. Subject to the terms and conditions of the Plan and the terms and conditions of the option agreement, an option may be exercised in whole at any time or in part from time to time, by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the exercise price for shares to be purchased at that time. Payment may be made (i) in cash, (ii) by tendering (either actually or by attestation) shares of Common Stock already owned for at least six months (or other period necessary to avoid a charge to the Company’s earnings for financial statement purposes) valued at the fair market value of the Common Stock on the date of exercise or (iii) in a combination of cash and Common Stock; or the Committee may also, in its sole discretion exercised either at the time the option is granted or at any time before an option is exercised, (iv) permit option holders to deliver a notice of exercise of options, together with irrevocable instructions, approved in advance by proper officers of the Company, (A) to a brokerage firm designated by the Company, to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any related tax withholding obligations and (B) to the Company, to deliver certificates for such purchased shares directly to such brokerage firm, all in accordance with regulations of the Federal Reserve Board; or (v) authorize such other methods as it deems appropriate and as comply with requirements of the Code, the Securities Exchange Act of 1934 (the “Exchange Act”) and other applicable laws and regulations. No shares of Common Stock shall be issued until full payment has been made.

g.         Rights as a Stockholder. An option holder shall have no rights as a stockholder with respect to any Common Stock covered by an option until the option is exercised and shares of Common Stock are issued. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to issuance of the Common Stock.

4.     Common Stock Subject to the Plan. Subject to adjustment to reflect corporate transactions provided for in paragraph 4.a. and subject to increase by amendment of the Plan, the total number of shares of Common Stock that is reserved and available for issuance pursuant to options granted under the Plan shall be 6,400,000. Any shares issued by the Company in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the shares available for option grants under the Plan. Shares of Common Stock that may be issued under the Plan may be authorized but unissued shares, reacquired or treasury shares, or outstanding shares acquired in the market or from private sources, or a combination thereof.

a.     Adjustments for Corporate Transactions. In the event of a corporate transaction involving the Company (including, without limitation, any merger, consolidation, recapitalization, reorganization, split off, spin off, reclassification, combination, stock dividend, stock split, reverse stock split, repurchase, exchange, extraordinary cash dividend, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or change in the corporate structure of the Company affecting the Common Stock, or a sale by the Company of all or part of its assets or any distribution to stockholders other than a normal cash dividend), the Committee shall make such proportional adjustments as are necessary to preserve the benefits or potential benefits of the options. Action by the Committee may include appropriate adjustments in all or any of (i) the number of shares of the Common Stock or other new or different securities that may be available for option grants under the Plan; (ii) the number of shares of Common Stock or other new or different securities subject to outstanding options; (iii) the option price per share of outstanding options and, if deemed appropriate, cash payments; (iv) the maximum number and kind of securities that may be made subject to options for any individual as set forth in paragraph 2.a.; or (v) any other adjustment the Committee determines to be equitable. The Committee may also, in its sole discretion, make provisions in any option agreement for the protection of outstanding options in the event of such a corporate transaction.

5.     Administration of the Plan. The Plan shall be administered by the Committee, provided that members of the Committee shall be “non-employee directors” as contemplated by Rule 16b-3 under the Exchange Act or any successor rule and shall qualify to administer the Plan as “outside directors” as contemplated by Section 162(m) of the Internal Revenue Code and the regulations thereunder (“Section 162(m)”). The Committee may delegate administrative duties and all decisions not required to be exercised by it under Section 162(m), Section 16 of the Exchange Act or the rules of the New York Stock Exchange to an officer of the Company. The decision of the Committee on any matter affecting the Plan and obligations arising under the Plan or any option granted thereunder shall be deemed final and binding upon all persons, including the Company, its stockholders and option holders. No member of the Board or of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any option granted under the Plan.

Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to grant options; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the exercise price of each option to purchase Common Stock, the individuals to whom and the time or times at which options shall be granted, the number of shares to be subject to each option, when an option may be exercisable and the other terms and provisions (and amendments thereto) of the respective option agreements (which need not be identical); to determine whether a particular option is to be an Incentive Stock Option; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

6.     Foreign Nationals and Residents of California.

a. Foreign Nationals. Without amending the Plan, options may be granted to individuals who are foreign nationals or are employed or otherwise performing services for the Company or any subsidiary outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

b. California Residents. Without amending the Plan, and notwithstanding any provision of the Plan to the contrary, options granted to individuals who are residents of the State of California may contain such terms and conditions as may be required by applicable California statutes governing stock options.

7.     Change of Control. In the event of a Change of Control of the Company as hereinafter defined, whether or not approved by the Board, all options shall fully vest, unless otherwise limited by the Committee at the time of the option grant, and be exercisable in their entirety immediately, and notwithstanding any other provisions of the Plan, shall continue to be exercisable for three years following the Change of Control, but not later than ten years after the date of grant.

a. Definition. For the purpose of this paragraph 7, a “Change of Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this paragraph 7; or

(ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and

Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

8.     Tax Withholding. The Company shall have the right to deduct from any settlement made under the Plan, including the exercise of an option or the sale of shares of Common Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to require the option holder to pay the amount of any such taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its fair market value as of the date such Common Stock is withheld or surrendered. The Company may also deduct from any such settlement any other amounts due the Company by the option holder.

9.     Governing Law. The Plan, options granted under the Plan and agreements entered into under the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or an agreement to the substantive law of another jurisdiction.

10.     Plan Amendment and Termination. The Board may amend, suspend or terminate the Plan at any time, with or without advance notice to option holders, including an amendment to increase in an immaterial amount the number of shares of Common Stock with respect to which options may be granted; provided however that no amendment that would (a) increase the maximum number of shares that may be subjected to options or (b) increase the number of shares that may be covered by an option grant to any person referred to in Section 162(m) or (c) modify requirements as to eligibility for participation in the Plan or (d) constitute a material revision to the terms of the Plan within the meaning of the rules and regulations of the New York Stock Exchange or the Securities and Exchange Commission or (e) than is required by any applicable law, rule or regulation to be approved by the stockholders of the Company shall be effective unless the stockholders of the Company shall have approved such amendment in accordance with applicable provisions of the Code, other law, rule or regulation. No amendment, modification or termination of the Plan may adversely affect in a material manner any right of any option holder with respect to any option theretofore granted without such option holder’s written consent.

11.     Effective Date and Duration of the Plan. The Plan first became effective on March 29, 2000. Any amendment to the Plan shall be effective on the date established by the Committee, subject to stockholder approval, if required. The Plan shall remain in effect until all shares reserved for issuance pursuant to the Plan have been purchased pursuant to options granted under the Plan, provided that options under the Plan must be granted not later than ten years after the effective date of the Plan or any future amendment approved by stockholders.

THE TORO COMPANY

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, March 14, 2006

3:00 p.m. C.S.T.

The Toro Company

8111 Lyndale Avenue South

Bloomington, MN 55420

The Toro Company 8111 Lyndale Avenue South Bloomington, MN 55420	proxy

This Proxy is solicited on behalf of the board of directors for use at the Annual Meeting on March 14, 2006.

The shares of stock held in your account or in a dividend reinvestment account will be voted as you specify below or by telephone or Internet. Shares held in employee benefit plans for which a Proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants.

If no choice is specified, the Proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing, dating and returning this Proxy card, you revoke all prior proxies, including any Proxy previously given by telephone or Internet, and appoint M. J. Hoffman and J. L. McIntyre, or either of them, with full power of substitution to vote your shares on the matters shown on the reverse side and any other matter which may properly come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes M. J. Hoffman and J. L. McIntyre, or either of them (the Named Proxies), to vote your shares in the same manner as if you marked, signed, dated and returned your Proxy card.

VOTE BY TELEPHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•    Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 13, 2006.

•    Please have your Proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/ttc/ — QUICK *** EASY *** IMMEDIATE

•    Use the Internet to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 13, 2006.

•    Please have your Proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy card and return it in the postage-paid envelope we have provided or return it to The Toro Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

 Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 J. K. Cooper ☐	Vote FOR all nominees			☐	Vote WITHHELD
	02 G. W. Steinhafel	(except as marked)				from all nominees

(Instructions: To withhold authority to vote for one or more nominees, write the number(s) of the nominee(s) in the box provided to the right.)

	2. Approve amendment of The Toro Company 2000 Stock Option Plan.	☐	For	☐	Against	☐	Abstain

	3. Ratify selection of independent registered public accounting firm.	☐	For	☐	Against	☐	Abstain

	4. To transact any other business properly brought before the Annual Meeting or any adjournment of the meeting.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

	Address Change? Mark Box ☐ Indicate changes below:		Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.